Exhibit 99.1

FIDELITY D & D BANCORP, INC.

FOR IMMEDIATE RELEASE

Date:  October 28, 2015

Contacts:

Daniel J. Santaniello	Salvatore R. DeFrancesco, Jr.
President and Chief Executive Officer	Treasurer and Chief Financial Officer
570-504-8035	570-504-8000

FIDELITY D & D BANCORP, INC.

REPORTS THIRD QUARTER 2015 FINANCIAL RESULTS

Dunmore, PA – Fidelity D & D Bancorp, Inc. (OTC Bulletin Board: FDBC), parent company of The Fidelity Deposit and Discount Bank, announced net income for the quarter ended September 30, 2015 of $1.9 million, a $0.3 million, or 18%, increase compared to the same 2014 quarter.  Earnings improvement resulted from strategic growth which expanded net interest income by 8%. The Company attributed its successful growth and net interest income improvement to its relationship management strategy with $62.6 million growth in quarterly average earning assets.  This growth was funded by a $76.9 million increase in average deposit balances plus a $4.0 million average balance expansion of shareholder’s equity, partially offset by a $20.3 million reduction in the combined average borrowings and debt level, compared to the prior year third quarter.  Additional operating expense was incurred primarily from an increase in both salaries and benefits, and premises and equipment costs, which was offset by more gains on loan sales and loan service charges compared to the previous year’s third quarter.  The return on average assets (ROA) was 1.06% for the third quarter of 2015 and 0.98% for the same period of 2014.  Earnings per share on a diluted basis were $0.79 and $0.67 for the three months ended September 30, 2015 and 2014, respectively.

“Fidelity’s strong third quarter results are reflective of the strategic focus on long term sustainable growth,” stated Daniel J. Santaniello, President and Chief Executive Officer.  “Compared to a year ago, we increased loans, deposit, non-interest income, capital, and increased our dividend to our shareholders.  Our balance sheet and asset quality are strong and our Fidelity Bankers remain committed to helping our clients succeed financially.”

Net income for the nine months ended September 30, 2015 was $5.3 million, an increase of $0.6 million, or 12%, compared to net income of $4.7 million for the nine months ended September 30, 2014.  The year-to-date period earnings improvement occurred from producing 7% more net interest income with lower provision for loan losses and higher non-interest income.  The earnings were partially offset by an increase in other expenses, primarily the long-term debt pre-payment fee and salaries and benefits.  Realizing an Internal Revenue Service (IRS) audit adjustment credit for income taxes contributed towards the net income improvement compared to the prior year-to-date period.  ROA was 1.00% for the nine months ended September 30, 2015 compared to 0.97% for the nine months ended September 30, 2014.  Earnings per share on a diluted basis were $2.16 and $1.95 for the nine months ended September 30, 2015 and 2014, respectively.

The Company’s assets increased $52.7 million, or 8%, to total $729.2 million at September 30, 2015 from $676.5 million at December 31, 2014.  The first nine months of growth in 2015 resulted primarily from adding $26.9 million in net loans and $28.9 million in securities.  This earning asset growth was supported by deploying the $56.1 million deposit growth plus $2.8 million more short-term borrowings and $3.4 million increase of shareholder’s equity, after satisfying the $10.0 million payoff of long-term debt.

Net interest income was $6.0 million for the quarter ended September 30, 2015, up $0.5 million, or 8%, compared to $5.5 million for the quarter ended September 30, 2014.  This resulted from larger average earning assets, albeit lower earning yield, and savings from less debt, all which was funded with deposit growth.  This activity pressured net interest spread down 1 basis point coupled with the $62.6 million average earning asset growth brought net interest margin down to 3.72% for the third quarter of 2015 compared to 3.78% for the same 2014 quarter.

Net interest income increased $1.1 million, or 7%, to $17.4 million for the nine months ended September 30, 2015 from $16.3 million recorded during the same period of 2014.  Net interest margin was 3.69% during the first nine months of 2015 compared to 3.79% during the first nine months of 2014, a decline of 10 basis points.  This decline resulted from growth in the average earning assets base, stemming from average loan balance growth of $38.8 million and $13.4 million added to average investments.  The asset growth lowered yield on interest-earning assets by 18 basis points, while the rate on interest-bearing liabilities declined by 12 basis points from the removed long-term debt.

The provision for loan losses for the third quarter ending September 30, 2015 was in line with the provision provided for the same 2014 quarter at $0.2 million.  Provision for loan losses was $0.5 million for the nine months ending September 30, 2015, compared to $0.8 million for the same 2014 period.  The allowance for loan losses was 1.69% of total loans at September 30, 2015, down from 1.84% at September 30, 2014 with a reduction in non-accrual loans to total loans from 0.89% at September 30, 2014 to 0.80% at September 30, 2015.

Total other income recorded for the quarters ended September 30, 2015 and 2014 was $2.0 million and $1.7 million, respectively.  Increase in other income components was primarily due to the $195 thousand more total gains recognized from the sale of loans and $75 thousand more from loan service charges.  These were offset by the $35 thousand loss on the disposal of equipment and $33 thousand fewer deposit service charges collected.

Total other income for the nine months ended September 30, 2015 was $5.6 million compared to $5.3 million for the nine months ended September 30, 2014.  The revenue increases in the comparative period resulted primarily from $409 thousand more gains from the sale of loans, $88 thousand added fiduciary fees, $71 thousand more other revenue and $51 thousand more service charges on loans.  These items were partially offset by the $275 thousand fewer gains realized from the sale on investment securities and $60 thousand lower deposit service charges collected for the nine months ended September 30, 2015 when compared to the same 2014 period.

Total other operating expenses were $5.2 million for the third quarter of 2015, $0.3 million higher compared to $4.9 million for the third quarter of 2014.  The other operating expenses increase was primarily attributable to $236 thousand added salary and benefit expenses, $102 thousand higher premises and equipment expenses, $87 thousand more data processing expense,  and $78 thousand more advertising and marketing when compared to the same 2014 quarter. These items were partially offset by $144 thousand less ORE expense.

Total other operating expenses increased $1.6 million to $16.1 million and $14.5 million for the nine months ending September 30, 2015 and 2014, respectively.  The current period included the $570 thousand long-term debt pre-payment penalty; $568 thousand additional salary and benefit expenses; $177 thousand more professional fees; $122 thousand added advertising and marketing expenses; $121 thousand higher premises and equipment expenses; $100 thousand more data processing costs and $76 thousand mortgage loan reacquisition costs when compared to the same 2014 period.  These items were partially offset by $86 thousand less ORE costs and $33 thousand fewer collection expenses.

During the second quarter of 2015, the Company concluded an audit by the IRS whereas an audit adjustment resulted in recording a $438 thousand credit for income taxes.  This credit coupled with a lower effective tax rate for the third quarter of 2015 due to additional expenses reducing the level of pre-tax income, reduced the provision for income taxes by $427 thousand for the nine months ended September 30, 2015 when compared to the nine months ended September 30, 2014.

Fidelity D & D Bancorp, Inc. serves Lackawanna and Luzerne Counties through The Fidelity Deposit and Discount Bank’s 11 community banking office locations, including wealth management assistance through providing fiduciary activities with the Bank’s full trust powers; as well as offering a full array of asset management services.  The Bank's deposits are insured by the Federal Deposit Insurance Corporation up to the full extent permitted by law.

Forward-looking statements

Certain of the matters discussed in this press release may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” and similar expressions are intended to identify such forward-looking statements.

The Company’s actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation:

•	the effects of economic deterioration on current customers, specifically the effect of the economy on loan customers’ ability to repay loans;
•	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation;
•	the impact of new or changes in existing laws and regulations, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the regulations promulgated there under;
•	impacts of the new capital and liquidity requirements of the Basel III standards and other regulatory pronouncements, regulations and rules;
•	governmental monetary and fiscal policies, as well as legislative and regulatory changes;
•	effects of short- and long-term federal budget and tax negotiations and their effect on economic and business conditions;
•	the effect of changes in accounting policies and practices, as may be adopted by banking regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters;
•

the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks;

•

the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the internet;

•	technological changes;
•	the interruption or breach in security of our information systems resulting in failures or disruptions in customer account management, general ledger processing and loan or deposit updates;
•	acquisitions and integration of acquired businesses;
•	the failure of assumptions underlying the establishment of reserves for loan and lease losses and estimations of values of collateral and various financial assets and liabilities;
•	volatility in the securities markets;
•	acts of war or terrorism; and
•	disruption of credit and equity markets;
•	the risk that our analyses of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful.

The Company cautions readers not to place undue reliance on forward-looking statements, which reflect analyses only as of the date of this release.  The Company has no obligation to update any forward-looking statements to reflect events or circumstances after the date of this release.

For more information please visit our investor relations web site located through www.bankatfidelity.com.

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Balance Sheets

(dollars in thousands)

At Period End:	September 30, 2015	December 31, 2014
Assets
Total cash and cash equivalents	$25,690	$25,851
Investment securities	126,782	97,896
Federal Home Loan Bank Stock	1,085	1,306
Loans and leases	543,497	516,661
Allowance for loan losses	(9,149)	(9,173)
Premises and equipment, net	16,875	14,846
Life insurance cash surrender value	10,995	10,741
Other assets	13,433	18,357

Total assets	$729,208	$676,485

Liabilities
Non-interest-bearing deposits	$150,714	$129,370
Interest-bearing deposits	492,289	457,574
Total deposits	643,003	586,944
Short-term borrowings	6,743	3,969
Long-term debt	-	10,000
Other liabilities	3,829	3,353
Total liabilities	653,575	604,266

Shareholders' equity	75,633	72,219

Total liabilities and shareholders' equity	$729,208	$676,485

Average Year-To-Date Balances:	September 30, 2015	December 31, 2014
Assets
Total cash and cash equivalents	$23,810	$22,857
Investment securities	120,878	109,166
Loans and leases, net	520,323	486,552
Premises and equipment, net	15,654	14,271
Other assets	27,232	28,013

Total assets	$707,897	$660,859

Liabilities
Non-interest-bearing deposits	$137,442	$131,691
Interest-bearing deposits	469,947	425,517
Total deposits	607,389	557,208
Short-term borrowings and long-term debt	22,542	29,949
Other liabilities	4,151	4,075
Total liabilities	634,082	591,232

Shareholders' equity	73,815	69,627

Total liabilities and shareholders' equity	$707,897	$660,859

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Statements of Income

(dollars in thousands)

	Three Months Ended		Nine Months Ended
	Sep. 30, 2015	Sep. 30, 2014	Sep. 30, 2015	Sep. 30, 2014
Interest income
Loans and leases	$5,934	$5,656	$17,385	$16,588
Securities and other	678	639	1,969	1,854

Total interest income	6,612	6,295	19,354	18,442

Interest expense
Deposits	574	507	1,639	1,495
Borrowings and debt	6	223	285	663

Total interest expense	580	730	1,924	2,158

Net interest income	6,032	5,565	17,430	16,284

Provision for loan losses	(200)	(210)	(500)	(810)
Other income	2,023	1,748	5,606	5,307
Other expenses	(5,239)	(4,910)	(16,070)	(14,456)
Provision for income taxes	(687)	(562)	(1,184)	(1,611)
Net income	$1,929	$1,631	$5,282	$4,714

	Three Months Ended
	Sep. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014	Sep. 30, 2014
Interest income
Loans and leases	$5,934	$5,813	$5,638	$5,749	$5,656
Securities and other	678	625	666	653	639

Total interest income	6,612	6,438	6,304	6,402	6,295

Interest expense
Deposits	574	508	557	541	507
Borrowings and debt	6	139	140	218	223

Total interest expense	580	647	697	759	730

Net interest income	6,032	5,791	5,607	5,643	5,565

Provision for loan losses	(200)	(150)	(150)	(250)	(210)
Other income	2,023	1,833	1,750	2,047	1,748
Other expenses	(5,239)	(5,744)	(5,087)	(5,247)	(4,910)
Provision for income taxes	(687)	50	(547)	(555)	(562)
Net income	$1,929	$1,780	$1,573	$1,638	$1,631

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Balance Sheets

(dollars in thousands)

At Period End:	Sep. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014	Sep. 30, 2014
Assets
Total cash and cash equivalents	$25,690	$21,737	$18,983	$25,851	$19,685
Investment securities	126,782	121,812	126,481	97,896	114,425
Federal Home Loan Bank Stock	1,085	1,988	1,291	1,306	2,282
Loans and leases	543,497	540,787	520,855	516,661	503,453
Allowance for loan losses	(9,149)	(9,259)	(9,208)	(9,173)	(9,277)
Premises and equipment, net	16,875	17,034	14,931	14,846	14,590
Life insurance cash surrender value	10,995	10,909	10,825	10,741	10,654
Other assets	13,433	13,547	18,349	18,357	18,073

Total assets	$729,208	$718,555	$702,507	$676,485	$673,885

Liabilities
Non-interest-bearing deposits	$150,714	$137,682	$133,846	$129,370	$134,943
Interest-bearing deposits	492,289	469,204	467,896	457,574	436,925
Total deposits	643,003	606,886	601,742	586,944	571,868
Short-term borrowings	6,743	34,263	13,773	3,969	11,225
Long-term debt	-	-	10,000	10,000	16,000
Other liabilities	3,829	3,707	3,470	3,353	3,734
Total liabilities	653,575	644,856	628,985	604,266	602,827

Shareholders' equity	75,633	73,699	73,522	72,219	71,058

Total liabilities and shareholders' equity	$729,208	$718,555	$702,507	$676,485	$673,885

Average Quarterly Balances:	Sep. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014	Sep. 30, 2014
Assets
Total cash and cash equivalents	$20,486	$12,947	$38,192	$31,377	$15,766
Investment securities	126,238	126,625	109,588	115,934	111,335
Loans and leases, net	532,646	520,857	507,185	500,985	490,712
Premises and equipment, net	17,009	15,002	14,929	14,540	14,432
Other assets	24,769	28,110	28,861	29,142	28,142

Total assets	$721,148	$703,541	$698,755	$691,978	$660,387

Liabilities
Non-interest-bearing deposits	$143,794	$136,079	$132,327	$138,644	$131,201
Interest-bearing deposits	488,608	457,111	463,849	451,632	424,256
Total deposits	632,402	593,190	596,176	590,276	555,457
Short-term borrowings and long-term debt	9,820	32,187	25,794	25,391	30,071
Other liabilities	4,327	4,310	3,811	4,467	4,285
Total liabilities	646,549	629,687	625,781	620,134	589,813

Shareholders' equity	74,599	73,854	72,974	71,844	70,574

Total liabilities and shareholders' equity	$721,148	$703,541	$698,755	$691,978	$660,387

FIDELITY D & D BANCORP, INC.

Selected Financial Ratios and Other Data

	Three Months Ended
	Sep. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014	Sep. 30, 2014
Selected returns and financial ratios
Basic earnings per share	$0.79	$0.73	$0.65	$0.67	$0.68
Diluted earnings per share	$0.79	$0.73	$0.64	$0.67	$0.67
Dividends per share	$0.27	$0.27	$0.25	$0.35	$0.25
Yield on interest-earning assets (FTE)	4.06%	4.12%	4.08%	4.12%	4.25%
Cost of interest-bearing liabilities	0.46%	0.53%	0.58%	0.63%	0.64%
Net interest spread	3.60%	3.59%	3.50%	3.49%	3.61%
Net interest margin	3.72%	3.72%	3.64%	3.65%	3.78%
Return on average assets	1.06%	1.01%	0.91%	0.94%	0.98%
Return on average equity	10.26%	9.67%	8.74%	9.04%	9.17%
Efficiency ratio	63.98%	65.84%	66.86%	62.48%	64.92%
Expense ratio	1.77%	1.92%	1.93%	1.74%	1.90%

	Nine Months Ended
	Sep. 30, 2015	Sep. 30, 2014
Basic earnings per share	$2.17	$1.96
Diluted earnings per share	$2.16	$1.95
Dividends per share	$0.79	$0.75
Yield on interest-earning assets (FTE)	4.08%	4.26%
Cost of interest-bearing liabilities	0.52%	0.64%
Net interest spread	3.56%	3.62%
Net interest margin	3.69%	3.79%
Return on average assets	1.00%	0.97%
Return on average equity	9.57%	9.15%
Efficiency ratio	65.51%	65.71%
Expense ratio	1.90%	1.94%

Other financial data	Three Months Ended
	Sep. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014	Sep. 30, 2014
Book value per share	$31.00	$30.21	$30.13	$29.75	$29.37
Equity to assets	10.37%	10.26%	10.47%	10.68%	10.54%
Allowance for loan losses to:
Total loans	1.69%	1.71%	1.77%	1.78%	1.84%
Non-accrual loans	2.09x	2.18x	2.41x	2.18x	2.07x
Non-accrual loans to total loans	0.80%	0.79%	0.73%	0.82%	0.89%
Non-performing assets to total assets	1.11%	1.13%	1.15%	1.18%	1.09%